UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 2, 2021
____________________
EXICURE, INC.
(Exact name of Registrant as specified in its charter)
____________________

Delaware	001-39011	81-5333008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2430 N. Halsted St.
Chicago, IL 60614
(Address of principal executive offices)

Registrant’s telephone number, including area code: (847) 673-1700
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XCUR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On July 30, 2021, Exicure, Inc. (the “Company”) entered into a Collaboration, Option and License Agreement (the “Collaboration Agreement”) with IPSEN BIOPHARM LIMITED (“Ipsen”). Pursuant to the Collaboration Agreement, the Company granted to Ipsen exclusive access and options to license spherical nucleic acid (“SNA”) based therapeutics arising from two collaboration programs related to the treatment of Huntington’s Disease and Angelman Syndrome, respectively. Each such license would grant to Ipsen exclusive, royalty-bearing, sublicensable, worldwide rights to develop, manufacture, use and commercialize such SNA therapeutics. Upon written notice to the Company, Ipsen may exercise its option during the corresponding collaboration program’s applicable option exercise period (each, an “Option Exercise Period”).

Under the terms of the Collaboration Agreement, the Company will conduct discovery and development in two collaboration programs for Huntington’s Disease and Angelman Syndrome, respectively. The Company shall be solely responsible for all costs and expenses of conducting each collaboration program through the selection of SNA therapeutic candidates for further development (the “Selection”), and Ipsen shall be responsible for all costs and expenses of all additional activities that are necessary to enable the first filing of an investigational new drug application (“IND”) for each proposed product candidate. In the event that Ipsen exercises an option, Ipsen will be responsible for further development from the license effective date and commercialization of the corresponding licensed product.

Under the terms of the Collaboration Agreement, the Company will receive an upfront payment of $20 million, and, depending on the timing when Ipsen exercises its option right in a collaboration program, Ipsen will pay to the Company an option exercise fee equal to $10 million (if exercised within the Option Exercise Period after the Selection) or $25 million (if exercised within the Option Exercise Period that begins after the first Option Exercise Period and ends after IND filing) for each collaboration program.

Ipsen will pay a pre-clinical milestone of $5 million for each collaboration program upon achievement of such milestone regardless of whether an option is exercised. In addition to the option exercise fees and the pre-clinical milestones described above, if Ipsen exercises an option for a program, development and regulatory milestones will be payable for that program upon the initiation of certain clinical trials, and the filing for processing by the FDA in the United States and by 2 additional regulators outside the United States of a marketing application for review, per program, with an aggregate total of up to $180 million if both options are exercised. Commercial milestones will be payable for that program upon first commercial sale of a licensed product in certain jurisdictions and the achievement of specified aggregate sales thresholds for all licensed products from that program, with an aggregate total of up to $762 million if both options are exercised. In the event a therapeutic candidate subject to the collaboration results in commercial sales, the Company is eligible to receive tiered royalties at percentages ranging from the mid-single digits to the mid-teens on future net product sales of such commercialized therapeutic candidates. A percentage of the aforementioned payments will be due to Northwestern University (“Northwestern”) upon receipt, pursuant to the terms of the Company’s existing license agreements with Northwestern (the “Northwestern License Agreements”).

The Collaboration Agreement will remain in effect, unless earlier terminated, until (a) the expiration of the later-to-expire option exercise period, if Ipsen does not exercise either option, or (b) the expiration of the last-to-expire royalty term for any licensed product in such country on a licensed product-by-licensed product and country-by-country basis, if Ipsen exercises one or both options. Upon expiration of the royalty term with respect to a particular licensed product in a country, the license for such product in such country will convert to a fully-paid, irrevocable and perpetual license.

The Collaboration Agreement also contains customary provisions for termination by either party, including in the event of breach of the Collaboration Agreement, subject to cure, and by the Company upon a challenge of the licensed patents, subject, in certain cases, to customary reversion rights. Upon termination of the Collaboration Agreement by the Company for Ipsen's breach or bankruptcy, all licenses granted by the Company to Ipsen will terminate.

The Collaboration Agreement includes customary representations and warranties on behalf of both the Company and Ipsen. The Collaboration Agreement also provides for customary mutual indemnities. In addition, the Collaboration Agreement imposes certain exclusivity obligations on Ipsen and the Company, respectively, with respect to the development, use, manufacture and commercialization of oligonucleotide-based therapeutic targeting the same targets in the collaboration programs and/or certain other specific targets.

Either party may assign the Collaboration Agreement or delegate its obligations to an affiliate or to a successor to substantially all of the business to which the Collaboration Agreement relates without the consent of the other party.

In connection with the entry into the Collaboration Agreement, the Company, Ipsen and Northwestern entered into a side letter to the Northwestern License Agreements (the “Side Letter”). Pursuant to the Side Letter, the parties thereto clarified certain provisions of the Northwestern License Agreements as they apply to the sublicenses granted to Ipsen pursuant to the Collaboration Agreement, including providing for the survival of Ipsen’s sublicense to the applicable Northwestern intellectual property rights should the Northwestern License Agreements terminate or if the Company’s licenses to such intellectual property rights are rendered non-exclusive in accordance with the Northwestern License Agreements (other than as a result of an act or omission on the part of Ipsen or any of its Affiliates or sublicensees). Additionally, the Side Letter clarified Ipsen’s rights to grant further sublicenses under such intellectual property rights granted to the Company pursuant to the Northwestern License Agreement.

The foregoing summaries of the Collaboration Agreement and the Side Letter do not purport to be complete and are qualified in its entirety by reference to the full text of the Collaboration Agreement and the Side Letter, copies of which, subject to any applicable confidential treatment, will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2021.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2021	EXICURE, INC.

	By:	/s/ David A. Giljohann
David A. Giljohann, Ph.D.
Chief Executive Officer